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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2012
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

2014 General Rate Case

On November 15, 2012, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”), filed its 2014 General Rate Case (“GRC”) application with the California Public Utilities Commission (“CPUC”).  The Utility previously submitted a draft of the GRC application to the CPUC’s Division of Ratepayer Advocates (“DRA”) for its review on July 2, 2012.  On September 14, 2012, the DRA notified the Utility that it had completed its review and that the Utility was authorized to file its formal application with the CPUC after the expiration of a 60-day waiting period.

In the Utility’s 2014 GRC, the CPUC will determine the annual amount of authorized base revenues (or “revenue requirements”) that the Utility will be authorized to collect from customers from 2014 through 2016 to recover its anticipated costs for electric and natural gas distribution and electric generation operations and to provide the Utility an opportunity to earn its authorized rate of return.  (The Utility’s revenue requirements for other portions of its operations, such as electric transmission, natural gas transportation and storage services, electricity and natural gas purchases, and specific projects like the Utility’s proposed pipeline safety enhancement plan, are authorized in other regulatory proceedings overseen by the CPUC or the Federal Energy Regulatory Commission (“FERC”).)

The Utility has requested that the CPUC increase the Utility’s authorized base revenues for 2014 by a total of $1.28 billion over the comparable base revenues for 2013 that were previously authorized by the CPUC.  (The $32 million increase over the amount included in the Utility’s draft GRC application submitted in July 2012 results from revised calculations, including tax adjustments, supporting some of the requested revenue requirements.)  Over the 2014-2016 GRC period, the Utility plans to make annual additional capital investments of nearly $4 billion in electric and natural gas distribution and electric generation infrastructure, and to improve safety, reliability and customer service.  The requested increase in GRC base revenues represents an 8% increase over the total revenues authorized by the CPUC and the FERC in 2013 for the Utility’s operations, including the estimated revenues for the cost of electricity and natural gas purchased for customers.  The Utility forecasts that its 2014 weighted average rate base (i.e., the Utility’s net investment in facilities, equipment, and other property used or useful in providing utility service to its customers) for the portion of the Utility’s business reviewed in the GRC will be $21.4 billion.

The following tables compare the requested 2014 revenue requirement amounts with the comparable revenue requirements currently authorized for 2013, by both line of business and cost category:

Line of Business: (in millions)	Amounts requested in the GRC application	Amounts currently authorized for 2013	Increase compared to currently authorized amounts
Electric distribution	$ 4,355	$ 3,768	$ 587
Gas distribution	1,810	1,324	486
Electric generation	1,946	1,737	209
Total revenue requirements	$ 8,111	$ 6,829	$1,282

Cost Category: (in millions)
Operations and maintenance	$ 1,678	$ 1,424	$ 254
Customer services	358	334	24
Administrative and general	1,029	806	223
Less: Revenue credits	(129)	(149)	21
Franchise fees, taxes other than income, and other adjustments	93	155	(62)
Depreciation (including costs of asset removal), return, and income taxes	5,082	4,259	822
Total revenue requirements	$ 8,111	$ 6,829	$ 1,282

The Utility’s 2014 forecast for gas distribution operations includes increased costs to replace 180 miles of distribution line per year (compared to 30 miles currently), use new leak detection technologies and survey the entire system more frequently, remotely monitor and control a significant number of valves, implement an asset management system to provide detailed, readily accessible information about the gas distribution system, and reduce response times for customer gas odor reports.  The Utility’s forecast for electric distribution operations includes increased costs to upgrade and replace assets to improve safety and reduce outages, use infrared technology to identify and correct equipment issues, install more automation to limit the impact and duration of outages, mitigate wildfire risk, increase system capacity to meet new customer demand, and enhance asset records management and integrate it with key systems.  The Utility’s forecast for electric generation includes increased costs to operate the Utility’s hydroelectric system (including costs related to the Helms pumped storage facility and costs associated with operating licenses issued by the FERC), comply with new requirements adopted by the Nuclear Regulatory Commission applicable to the Utility’s Diablo Canyon nuclear power plant, and operate and maintain the Utility’s fossil fuel-fired and other generating facilities.  In addition, the Utility’s forecast includes increased costs to improve service at the Utility’s local offices and customer contact centers and to improve the service provided by field account representatives to small and mid-sized business customers.

In its application, the Utility has requested that the CPUC establish new balancing accounts to allow the Utility to recover costs associated with gas leak survey and repair work, major emergencies, and new regulatory requirements related to nuclear operations and hydroelectric relicensing, because these costs are subject to a high degree of uncertainty.  The Utility also requested that the CPUC establish a ratemaking mechanism that would increase the Utility’s authorized revenues in 2015 and 2016, primarily to reflect increases in rate base due to capital investments in infrastructure and, to a lesser extent, anticipated increases in wages and other expenses.  As part of the ratemaking mechanism, the Utility also has requested that revenue requirements be adjusted to reflect certain externally driven changes in the Utility’s costs, such as changes in postage and franchise fees.  The Utility estimates that this mechanism would result in increases in revenue of $492 million in 2015 and an additional $504 million in 2016.

Independent consultants engaged by the CPUC’s Consumer Protection and Safety Division are expected to review and evaluate certain operational plans underlying the Utility’s 2014 cost forecast to ensure that safety and security concerns have been addressed and that the plans properly incorporate risk assessments and mitigation measures.  The Utility will be able to respond to the consultants' reviews later in the proceeding, and the Utility’s response may include a revised revenue requirement forecast to address specific recommendations made by the consultants.

In the upcoming months, a CPUC administrative law judge (“ALJ”) will be assigned to oversee the GRC.  The ALJ will establish a schedule for the proceeding, including public hearings, the submission of testimony by the DRA and other interested parties, and evidentiary hearings.  Following the conclusion of hearings and the submission of briefs, the ALJ will issue a proposed decision for consideration by the CPUC.  In its application, the Utility requested that the CPUC issue a final decision by December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated:           November 15, 2012